                                                                 EXHIBIT 10.21

                               PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS


          THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made this 15th day of February, 1996, between GUITAR CENTER MANAGEMENT COMPANY, INC., ("Seller") and G.C. REALTY LLC, a California limited liability company, or its nominee ("Purchaser").

          ARTICLE I -- PROPERTY TO BE CONVEYED

          A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain real property more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Land"), together with the building, fixtures, and other improvements on the Land (the "Improvements") and the equipment, supplies, and other personal property attached to, located at, or used in connection with the operation, management, or maintenance of the Land or the Improvements (the "Personal Property"). The Land, Improvements, and Personal Property shall be collectively referred to herein as the "Property." The Property is located in Cook County, State of Illinois, at 2375 S. Arlington Heights Road, Arlington Heights, Illinois.

          B. The Property shall include all right, title and interest of Seller, if any, in and to (i) any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Property and in and to all rights-of-way, riparian rights and easements;
(ii) all right, title and interest of Seller, if any, in and to any award or payment made or to be made (a) for any taking in condemnation or eminent domain of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Property, (b) for damage to the Property or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (c) for any taking in condemnation or eminent domain of any part of the Property, and (iii) all tenant leases, and refundable security or other tenant deposits, as well as rents and profits arising thereunder from and after the "Closing" (as defined in Article VIII hereof).

          ARTICLE II -- AGREEMENT TO SELL AND PURCHASE

          Upon the execution of this Agreement by Seller and Purchaser, this Agreement shall constitute a binding and enforceable agreement between the Parties.

          ARTICLE III -- PURCHASE PRICE

          The purchase price (the "Purchase Price") for the Property shall be approximately Nine Hundred Thirty-Five Thousand Dollars ($935.000), subject to all prorations and adjustments provided herein. The Purchase Price shall be paid on the Closing Date, Purchaser shall deliver, in cash or its equivalent, a sum equal to the Purchase Price.

          ARTICLE IV -- TITLE CONTINGENCIES

          Purchaser's obligations hereunder are subject to satisfaction that on or before February 28, 1996; Seller shall obtain and deliver to Purchaser, at Seller's sole cost and expense, a title commitment ("Title Commitment") for an extended coverage ALTA Owner's Policy of Title Insurance ("Title Policy") from Chicago Title Company ("Title Company") proposing to insure the Property in the amount of the Purchase Price. The Title Commitment: (A) shall be effective as of a date after the date of this Agreement; (B) shall reflect fee estate in Seller; and (C) shall be accompanied by copies of all documents of record referred to in the Title Commitment and all other documents relating to the Title Commitment. With regard to standard printed exceptions and other common exceptions generally included in title commitments, the Title Commitment shall not: (i) have any survey exception; (ii) have any exception as to taxes and special assessments except for those not due and payable as of the Closing Date;
(iii) have any exceptions as to rights of parties in possession, except for Seller; (iv) have any exceptions as to easements not shown by public records; or
(v) have any exceptions as to mechanic's and materialmen's liens. The Title Policy, to be issued at Closing, shall insure good and marketable, fee estate to the Property in Purchaser subject only to those exceptions to title approved or waived by Purchaser ("Permitted Exceptions"). Seller will pay the cost of the Title Policy.

          ARTICLE V -- REPRESENTATIONS AND WARRANTIES

          Seller represents, warrants, and covenants to Purchaser as follows:

          A. Seller has all requisite power and authority to own and operate its properties and to carry on its business. Seller has the authority and requisite power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by Seller. Upon the execution and delivery of this Agreement, this Agreement will constitute a legal, valid and binding obligation of Seller enforceable against it.

          B. Entering into this Agreement, and the consummation of the transactions contemplated hereby, will not constitute or result in a violation or breach by Seller of any contract to which Seller is bound or the Property is subject, or any judgment, order, writ, injunction or decree issued against or imposed upon it, or result in a violation of any applicable law, order, rule or regulation of any governmental authority. There is no action, suit, proceeding or investigation pending or threatened (including, without limitation, any claims for labor or materials provided to or for the benefit of the Property) which might become a cloud on title to the Property or any portion thereof.

          C. There is no pending or threatened condemnation, requisition, or similar proceeding affecting the Property or any portion thereof.

          D. There are no violations of any state, federal, municipal or other governmental law, statute, ordinances, or other legal requirements with respect to the Property or any portion thereof, including, without limitation, any and all laws relating to hazardous or toxic waste or waste products or hazardous substances. No portion of the Property constitutes or contains hazardous or toxic waste or waste products or hazardous substances.

          E. There has not been nor is there now existing any default or breach by Seller under any of the covenants, conditions, restrictions, rights-of-way, easements, permits, licenses or governmental approvals or under any note, mortgage, deed of trust, security agreement, leases, or other instrument affecting the Property or any portion thereof.

          F. No special.assessments or similar charges have been levied or threatened against all or any part of the Property. Seller has no knowledge of any intended assessments or charges against all or any part of the Property.

          G. Seller has good and marketable title to the Property, and has the right to convey and transfer the same. As of the Closing, there shall be no lien (including, without limitation, any mechanic's liens) or security interest affecting the Property or any part thereof, other than the Permitted Exceptions. From the date of this Agreement until the Closing, Seller will not sell, assign, lease, or convey any right, title, or interest whatsoever, in or to the Property or create or permit to exist any lien, encumbrance, or charge thereon.

          H. From the date of this Agreement until the Closing, Seller: (a) will not alter or change the condition of the Property, except as permitted by Purchaser; (b) will pay all obligations arising in connection with the Property, as payment becomes due or may become due after the Closing; and (c) will maintain and repair the Property in its present condition.

          I. Seller shall pay all invoices in connection with any labor or materials supplied or performed in and to the Property on or before the Closing Date.

          J. Seller has had an opportunity to review this Agreement with legal counsel and after such review has agreed to the terms and conditions hereunder.

          All of the representations, warranties, and covenants of Seller contained in this Agreement or in any other document delivered to Purchaser in connection with the transactions contemplated hereby (i) shall be true and correct in all material respects and not in default at the time of Closing, either expressly or by implication, just as though they were made at such time; and (ii) Purchaser's right to enforce such representations, warranties, and covenants shall survive the Closing.

          Purchaser covenants, represents, and warrants to Seller as follows:

          AA. Purchaser has the authority and requisite power to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser has duly authorized the execution and delivery of this Agreement and upon such execution and delivery will be duly bound to consummate the transactions contemplated hereby, subject to the terms and conditions hereof.

          BB. Neither entering into this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in a violation or breach by Purchaser of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority.

          ARTICLE VI -- ITEMS TO BE DELIVERED BY SELLER AND PURCHASER AT
          CLOSING

          On the Closing Date, Seller agrees to deliver the following items to Title Company:

          A. A duly executed warranty grant deed, in a form acceptable for recording, conveying to Purchaser, or its nominee, the fee estate to the Property. Seller shall pay all federal, state, municipal and other taxes, fees, stamps and charges in connection with the delivery and recording of the aforesaid deed;

          B.   The Title Policy (reflecting only the Permitted Exceptions); and

          C. Any other documents required to be delivered at Closing pursuant to this Agreement, and any other documents or agreements deemed necessary or reasonably appropriate by the Purchaser or its counsel.

          At Closing, Purchaser agrees to deliver the following items to Seller:

          AA.  The Purchase Price, in cash or its equivalent, as provided in
Article II hereof; and

          BB. Any other documents required to be delivered at Closing pursuant to this Agreement, and any other documents or agreements deemed necessary or reasonably appropriate by Seller's counsel.

          ARTICLE VII -- CONDITIONS TO CLOSING

          The obligations of Purchaser hereunder shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

          A. Receipt by Purchaser of all items provided herein to be delivered to Purchaser.

          B. The representations and warranties of Seller contained herein shall be true and correct on and as of the Closing, as if made on and as of such date.

          C. Seller shall have performed all covenants, undertakings and obligations and complied with all conditions required by this Agreement to be performed, satisfied and/or complied with by Seller.

          ARTICLE VIII -- TIME AND PLACE OF CLOSING

          The closing of the transactions contemplated by this Agreement shall take place on or before April 1, 1996, or at such other time and place as Seller and Purchaser shall mutually agree upon in writing. The closing shall be consummated through the Title Company and shall occur when the grant deed provided fur in Article VI hereof is recorded (the "Closing").

          ARTICLE IX -- APPORTIONMENTS SECURITY DEPOSITS

          The following items shall be apportioned as of the Closing Date: (A) collected rents and other income, if any; (B) real and personal property tax payments or assessments; and (C) utility, water and sewer charges. Seller will pay at Closing all fees, charges and taxes due as a result of the sale of the Property at Closing, including, without limitation, any documentary stamp tax, recording fees, sales tax, or franchise tax.

          ARTICLE X -- CONDEMNATION AND PHYSICAL LOSS

          A. If prior to the Closing all of the Property shall be taken by condemnation or eminent domain, this Agreement shall be automatically terminated and, thereafter, this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof. If prior to the Closing (i) less than all of the Property shall be taken by condemnation or eminent domain, or (ii) there is any taking of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Property, or (iii) there is any change of grade of any such street, road, highway or avenue, provided such taking or change of grade involves a diminution in value of more than $50,000, then Purchaser may, at its option, terminate this Agreement and, thereafter, this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities, or obligations to the other by reason thereof. If this Agreement is not terminated in accordance with the foregoing, or if such taking involves a diminution in value of $50,000 or less, Purchaser shall accept title to the Property subject to the taking or change of grade, in which event the proceeds of the award or payment shall be assigned by Seller to Purchaser at the Closing and any moneys theretofore received by Seller in connection with such taking or change in grade shall be paid over to Purchaser.

          B. If, prior to the Closing, the Property is damaged as the result of fire or other casualty, Purchaser shall have the option to either accept title to the Property without any abatement of the Purchase Price whatsoever, in which event, at the Closing all of the insurance proceeds shall be assigned by Seller to Purchaser and any moneys theretofore received by Seller in connection with such fire or other casualty shall be paid over to Purchaser, or if such loss exceeds $50,000, terminate this Agreement, and Purchaser and Seller shall have no further rights or obligations to the other. Seller shall maintain adequate insurance on the Property to cover the replacement value of the building and other improvements which are part of the Property in case of any fire or other casualty occurring before the Closing.

          ARTICLE XI -- NOTICES

          All notices, demands, consents, approvals and other communications which are required or desired to be given by either party to the other hereunder shall be in writing and shall be either hand delivered or sent by United States First Class mail, postage prepaid, or Federal Express or other private courier service, addressed to the appropriate party at its address set forth below, or at such other address as such party shall have last designated by notice to the other. Notices, demands, consents, approvals, and other communications shall be deemed given when hand delivered or when mailed.

           To Seller:    Guitar Center Management Company, Inc.
                         5155 Clareton Drive
                         Agoura Hills, CA  91301
                         Attention:  Mr. Larry Thomas

           To Purchaser: G.C. Realty LLC
                         5155 Clareton Drive
                         Agoura Hills, CA 91301
                         Attention:  Mr. Ray Scherr

          ARTICLE XII -- NO ORAL MODIFICATION;
          ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and is intended to supersede all prior writings and understandings of the parties and cannot be changed or modified other than by a written instrument executed by both parties.

          ARTICLE XIII -- SUCCESSORS BOUND

          The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          ARTICLE XIV -- ASSIGNMENT

          Notwithstanding any provisions to the contrary, whether express or implied, Purchaser shall have the right to assign this Agreement and Purchaser's rights and benefits hereunder to any person or assignee. Seller shall accept the performance of Purchaser's obligations hereunder by any such person or assignee provided such person or assignee assumes all obligations of Purchaser hereunder and promptly notifies Seller of such assignment. If this Agreement is assigned, any reference in this Agreement to Purchaser shall thereafter be deemed to refer to such person or assignee.

          ARTICLE XV -- WAIVER

          The Purchaser and Seller reserve the right to waive, in whole or in part, any provision hereof which is for their respective benefits.

          ARTICLE XVI -- BROKERS

          Seller and Purchaser each warrant and represent to the other that Seller and Purchaser have not dealt with any real estate agents or brokers, and in the event any claims for real estate commissions, fees, or compensation arise in connection with the transaction contemplated in this Agreement, the party so incurring or causing such claims shall indemnify and hold harmless the other party from any loss or damage which said other party suffers because of said claim.

          ARTICLE XVII -- DELIVERY OF POSSESSION

          Purchaser shall be granted full possession of the Property upon Closing subject to the rights of no other parties-in-possession, except for Seller. Prior to the Closing, Purchaser shall have the right to enter the Property for any purpose related to Purchaser's intended purchase.

          ARTICLE XVIII -- GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          ARTICLE XIX -- COUNTERPARTS

          This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

          ARTICLE XX -- FURTHER ASSURANCES

          Seller shall, without further consideration, execute, acknowledge and deliver to Purchaser at the Closing, or thereafter upon request of Purchaser, any instruments or documents, or take such other actions, reasonably required to fully consummate the transactions contemplated hereunder.

          ARTICLE XXI -- CAPTIONS

          The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or intent of this Agreement or any term hereof.

          ARTICLE XXII -- ATTORNEYS' FEES AND COSTS

          In the event of any action involving or relating in any manner to a default under this Agreement, the court in such action shall award a reasonable sum as attorneys' fees to the party in whose favor judgment is entered and said party shall be entitled to recover in addition, costs of suit and filing fees on any appeal.

          ARTICLE XXIII -- SEVERABILITY

          In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

          ARTICLE XXIV -- TIME OF THE ESSENCE

          Time is of the essence of this Agreement.

          ARTICLE XXV -- INDEMNIFICATION

          To the fullest extent permitted by law, Seller agrees to protect, indemnify, defend and save harmless Purchaser, its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature, from any suits, claims, or demands, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Seller, whether in suit or not, arising out of any breach of any representation, warranty or covenant set forth in this Agreement or otherwise, unless such suit, claim or damage is caused solely by an act or willful misconduct of Purchaser, its directors, officers, agents and employees. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Purchaser believes is covered by this indemnity, Purchaser shall give Seller notice of the matter and an opportunity to defend it, at Seller's sole cost and expense, with legal counsel satisfactory to Purchaser. Purchaser may also require Seller to so defend the matter. This obligation on the part of Seller shall survive the Closing.

          ARTICLE XXVI -- EXPENSES

          Except as provided hereunder, Seller and Purchaser shall each pay all of their respective expenses incurred by or on behalf of each of them in connection with this Agreement and the transactions contemplated hereunder.

          ARTICLE XXVII -- SURVIVAL OF CONDITIONS

          Notwithstanding any presumption to the contrary, all covenants, conditions, warranties and representations contained in this Agreement, which by their nature impliedly or expressly involve performance in any particular after Closing, or which cannot be ascertained to have been fully performed until after Closing shall survive the Closing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

                    PURCHASER:

                    G.C. REALTY LLC
                    a California limited liability company
                    SCHERR LIVING TRUST, dated April 3, 1990, Member



                    By: /s/ Raymond Scherr
                       ------------------------------
                       Raymond Scherr, Trustee



                    By: /s/ Janet Scherr
                       ------------------------------
                       Janet Scherr, Trustee



                    By: /s/ Raymond Scherr
                       ------------------------------
                       Raymond Scherr, Member



                    By: /s/ Janet Scherr
                       ------------------------------
                       Janet Scherr, Member


                    SELLER:

                    GUITAR CENTER MANAGEMENT COMPANY, INC.
                    a California corporation



                    By: /s/ Larry Thomas
                       ------------------------------
                       Larry Thomas

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


PARCEL 1:

THE SOUTH 27.58 FEET, AS MEASURED ALONG THE WESTERLY LINE OF LOT 4 OF AUGUST BUSSE'S DIVISION OF PARTS OF THE EAST 1/2 OF SECTION 16, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS, TOGETHER WITH THAT PART OF LOT 3 OF SAID AUGUST BUSSE'S DIVISION LYING NORTH OF THE FOLLOWING DESCRIBED PORTION OF SAID-LOT 3:

COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 16; THENCE NORTHERLY ALONG THE EAST LINE OF SAID SECTION 16, A DISTANCE OF 1,083.34 FEET TO THE NORTHEAST CORNER OF LOT 1 OF SAID AUGUST BUSSE'S DIVISION, THENCE WESTERLY ALONG THE NORTH LINE OF SAID LOT 1 A DISTANCE OF 500.00 FEET TO THE SOUTHEAST CORNER OF SAID LOT 3; THENCE NORTHEASTERLY ALONG THE EAST LINE OF SAID LOT 3 A DISTANCE OF 93.3 FEET TO THE POINT OF BEGINNING, SAID POINT OF BEGINNING BEING ON THE NORTHERLY RIGHT OF WAY LINE OF THE NORTHERN ILLINOIS TOLL HIGHWAY; THENCE NORTHWESTERLY ALONG SAID NORTHERLY RIGHT OF WAY LINE FORMING AN ANGLE OF 57 DEGREES 45 MINUTES TO THE LEFT WITH THE LAST DESCRIBED LINE EXTENDED A DISTANCE OF 607.3 FEET TO A POINT ON THE EASTERLY RIGHT OF WAY LINE OF ARLINGTON HEIGHTS ROAD; THENCE NORTHERLY ALONG SAID EASTERLY RIGHT OF WAY LINE FORMING AN ANGLE OF 65 DEGREES, 25 MINUTES, AND 40 SECONDS TO THE RIGHT WITH THE LAST DESCRIBED LINE EXTENDED A DISTANCE OF 506.9 FEET TO A POINT; THENCE EASTERLY ALONG A LINE FORMING AN ANGLE OF 90 DEGREES 00 MINUTES TO THE RIGHT WITH THE LAST DESCRIBED LINE EXTENDED A DISTANCE OF 312.0 FEET TO A POINT; THENCE SOUTHEASTERLY ALONG A LINE FORMING AN ANGLE OF 26 DEGREES 43 MINUTES 30 SECONDS TO THE RIGHT WITH THE LAST DESCRIBED LINE EXTENDED A DISTANCE OF 165.5 FEET TO A POINT ON THE EAST LINE OF SAID LOT 3; THENCE SOUTHERLY ALONG THE EAST LINE OF SAID LOT 3 A DISTANCE OF 691.1 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS, EXCEPT THAT PART OF THE LAND CONVEYED TO THE DEPARTMENT OF TRANSPORTATION FOR THE STATE OF ILLINOIS IN CASE 93L50754.

PARCEL 2:
EASEMENT APPURTENANT TO AND FOR THE BENEFIT OF PARCEL 1 AS CREATED BY GRANTS OF EASEMENT MADE BY WHEELING TRUST AND SAVINGS BANK, A CORPORATION OF ILLINOIS, AS TRUSTEE UNDER TRUST AGREEMENT DATED NOVEMBER 4, 1974 AND KNOWN AS TRUST NUMBER 74-339 AND FIRST ARLINGTON NATIONAL BANK OF ARLINGTON HEIGHTS, A A NATIONAL BANKING ASSOCIATION, AS TRUSTEE UNDER TRUST AGREEMENT DATED AUGUST 16, 1973 AND KNOWN AS TRUST NUMBER A-375 TO LOIS E. KLEHM INDIVIDUALLY AND AS EXECUTOR UNDER THE LAST WILL AND TESTAMENT OF CARL G. KLEHM, RECORDED DECEMBER 22, 1982 AS DOCUMENT NUMBERS 26446336 AND 26446337, RESPECTIVELY, FOR INGRESS AND EGRESS OVER, UNDER AND ACROSS THE FOLLOWING DESCRIBED LAND:

THAT PART OF LOT 4 IN AUGUST BUSSE'S DIVISION OF PARTS OF THE EAST 1/2 OF
SECTION 16, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS DESCRIBED AS FOLLOWS:

BEGINNING AT THE INTERSECTION OF THE NORTHERLY LINE OF SAID LOT 4 WITH THE WESTERLY LINE OF THE EASTERLY 24 FEET, AS MEASURED PERPENDICULAR TO THE EASTERLY LINE OF SAID LOT 4; THENCE SOUTHERLY ALONG THE SAID WESTERLY LINE, A DISTANCE OF
50.00 FEET; THENCE NORTHWESTERLY A DISTANCE OF 58.31 FEET TO A POINT ON THE SAID NORTHERLY LINE OF SAID LOT 4; THENCE EASTERLY ALONG THE SAID NORTHERLY LINE OF LOT 4, A DISTANCE OF 30.00 FEET TO THE POINT OF BEGINNING; ALSO THE EASTERLY 24 FEET OF SAID LOT 4, AS MEASURED PERPENDICULAR TO THE EASTERLY LINE OF SAID LOT (EXCEPT THE PART OF SAID EASTERLY 24 FEET FALLING IN THE SOUTH 27.58 FEET OF SAID LOT 4, AS MEASURED ALONG THE WESTERLY LINE OF SAID LOT 4), IN COOK COUNTY, ILLINOIS.


                                        2